UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2005

Q.E.P. CO., INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-21161	13-2983807
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1081 Holland Drive

Boca Raton, Florida 33487

(Address of principal executive offices)

561-994-5550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4- Matters Related to Accounts and Financial Statements

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In connection with the consolidation process associated with the completion of the financial statements for the fiscal year ended February 28, 2005, Q.E.P. Co., Inc. (the “Company”) discovered that errors in intercompany balances, recorded debt and consolidating adjusting journal entries resulted in errors in the Company’s previously issued financial statements for the fiscal years 2004, 2003, 2002 and 2001.

The Company determined, on June 9, 2005, that these errors were most appropriately corrected through restatement of previously issued financial statements for the fiscal years ended February 28 or 29, 2001, 2002, 2003 and 2004. Accordingly, the Company is including restated financial information for the 2001 to 2004 fiscal years in the Company’s Form 10-K for the fiscal year ended February 28, 2005 being filed with the Securities and Exchange Commission on June 15, 2005.

As discussed in the Company’s Form 10-K for the fiscal year ended February 28, 2005, the Company has restated its financial statements to correct previously reported goodwill, lines of credit, accrued liabilities, retained earnings, accumulated other comprehensive income, and foreign translation currency adjustment. None of the corrections to the Company’s previously filed financial statements will affect the Company’s previously reported statement of income or earnings per share.

The Company’s management and the Company’s Audit Committee have discussed these accounting matters with the Company’s independent registered public accounting firm who concurred with the Company’s conclusion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q.E.P. Co., Inc.

Date: June 15, 2005	By:	/s/ Marc Applebaum
	Name:	Marc Applebaum
	Title:	Senior Vice President and Chief Financial Officer